UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                AUGUST 30, 2002
                        (Date of Earliest Event Reported)

                           PHILLIPS PETROLEUM COMPANY
             (Exact name of registrant as specified in its charter)



   DELAWARE                        001-00720                       73-0400345
(State or other             (Commission File Number)              (IRS Employer
 jurisdiction                                                     Identification
of incorporation)                                                      No.)

                 PHILLIPS BUILDING, BARTLESVILLE, OKLAHOMA 74004
          (Address of principal executive offices, including Zip Code)

                                 (918) 661-6600
              (Registrant's telephone number, including area code)

ITEM 5.       OTHER EVENTS.

                  On August 30, 2002, Phillips Petroleum Company, a Delaware corporation ("Phillips") and Conoco Inc., a Delaware corporation ("Conoco"), combined their businesses by merging with and into separate acquisition subsidiaries of ConocoPhillips, a Delaware corporation ("ConocoPhillips"). As a result of the mergers, each of Phillips and Conoco became a wholly-owned subsidiary of ConocoPhillips. In the mergers, each share of Phillips common stock, par value $1.25 per share, has been converted into one share of ConocoPhillips common stock, par value $.01 per share ("ConocoPhillips Common Stock"), and each share of Conoco common stock, par value $.01 per share, has been converted into 0.4677 of a share of ConocoPhillips Common Stock. Each share of ConocoPhillips Common Stock has attached to it a preferred stock purchase right. On August 30, 2002, ConocoPhillips issued a press release announcing the completion of the mergers. A copy of the press release is attached hereto as
Exhibit 99.1.

ITEM 7.       EXHIBITS.

                  (C)  Exhibits.

                           Exhibit 99.1     Press Release dated August 30, 2002

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Phillips Petroleum Company

Date:  August 30, 2002                       By:      /S/ J. BRYAN WHITWORTH
                                                   ---------------------------
                                             Name:    J. Bryan Whitworth, Esq.
                                             Title:   Executive Vice President,
                                                      General Counsel and Chief
                                                      Administrative Officer

                                  EXHIBIT INDEX



Exhibit No.                                      Description
-----------                                      -----------
Exhibit 99.1        Press Release dated August 30, 2002